Exhibit 99.1

Contact:

Kearstin Patterson

Director, Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics Announces Highlights from

2011 Annual Meeting of Stockholders

Franklin, Tenn. – June 14, 2011 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI), a biotechnology company specializing in the development and commercialization of innovative bioactive products to promote the healing of musculoskeletal injuries and diseases, today announced the results of its 2011 Annual Meeting of Stockholders that took place on June 14, 2011 at the Company’s headquarters.  The Company’s shareholders voted in favor of all proposals identified in the Proxy Statement.

Re-elected to the board of directors for three year terms expiring at the 2014 Annual Meeting of Stockholders were Dr. Samuel E. Lynch, Larry W. Papasan and James G. Murphy who are all class III directors.

In other voting, stockholders ratified the appointment of Ernst & Young LLP as BioMimetic’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Stockholders also approved the amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 37,500,000 to 100,000,000.  Additionally, stockholders approved the compensation of the Company’s named executive officers in a non-binding advisory vote and voted in favor of conducting such a non-binding advisory vote on executive compensation once every year.

No other business was conducted at the meeting. For additional information on all proxy proposals, please review the Company’s Form 14A Proxy Statement filed with the Securities and Exchange Commission.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company specializing in the development and commercialization of innovative bioactive products to promote the healing of musculoskeletal injuries and diseases, including orthopedic, spine and sports injury applications. All products developed by BioMimetic are based upon recombinant human platelet-derived growth factor (rhPDGF-BB) platform technology, which is a synthetic form of PDGF, one of the body's principal agents to stimulate and direct healing and regeneration. Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments, thus helping patients recover faster from their orthopedic injuries.

In 2005, BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed or has ongoing clinical trials with its three lead product candidates Augment™ Bone Graft, Augment™ Injectable Bone Graft, and Augment™ Rotator Cuff Graft in multiple orthopedic and sports medicine indications including the treatment of foot and ankle fusions, the stimulation of healing of fractures of the wrist, and the surgical treatment of rotator cuff tears.

In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment Bone Graft as an alternative to the use of autograft, the current gold standard in bone grafting, in foot and ankle fusion indications in Canada.  In May 2011, the FDA’s Orthopedic and Rehabilitation Devices Panel of the Medical Devices Advisory Committee voted favorably on Augment™ Bone Graft’s safety, efficacy and benefit to risk profile for its use as an alternative to autograft in hindfoot and ankle fusions.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information contact Kearstin Patterson, director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Forward-looking statements include statements regarding regulatory matters and recommendations by the U.S. Food and Drug Administration (FDA) regarding potential pre-clinical and clinical pre- and post-approval studies.  The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including the risk that the FDA will not approve Augment notwithstanding the positive recommendation by the FDA Advisory Panel.  Further, BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the approval process for and the commercialization of Augment and BioMimetic’s other product candidates, preclinical and clinical development activities, regulatory oversight, the marketing of BioMimetic’s products, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, and has no policy of doing so.  In addition, BioMimetic undertakes no responsibility for changes made to this document by wire services or Internet services.

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